SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KISMET INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	99-03855681 (I.R.S. Employer Identification Number)

1516 E Tropicana Ave, Suite 155

Las Vegas, NV 89119

(702) 922-7113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Lasala

3256 Mystic Ridge Ct

Las Vegas, NV 89129

1(888) 681-9777

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	4,000,000	$0.05	$200,000	$27.28

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated _____, 2014

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

KISMET, INC.

1516 E Tropicana Ave, Suite 155

Las Vegas, NV 89119

(702) 922-7113

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Kismet, Inc. We are offering for sale a total of 4,000,000 shares of Common Stock at a fixed price of $0.05 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Ju Hyuk Kim, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Kim will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Kim will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $200,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (20% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.05	N/A	$20,000	$80,000	$130,000	$180,000
Total	$0.05	N/A	$20,000	$80,000	$130,000	$180,000

Kismet, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities Act of 1933. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Our independent registered public accountant has issued an audit opinion for Kismet, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

While the Company believes that the net proceeds from the sale of all Shares in this Offering will enable the Company to meet its business plans and enable it to operate as a going concern, there can be no assurance that all these goals can be achieved. There is no assurance that we will be able to sell any securities in this offering that is being conducted on a best efforts basis, and we may not sell any securities in this offering. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which, in its sole discretion, will be in the best interest of the Company. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which the ability of the Company to operate as a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to the Company. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF KISMET, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is  _____, 2014

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Where You Can Find More Information	41
Index to Financial Statements	F-1

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Kismet, Inc. (“Kismet” or the “Company”) was incorporated in the State of Nevada on February 4, 2013. Our company plans to become an e-commerce marketplace that connects companies that need work done with people who want to work and get paid through our website located at, www.kismetcrowd.com, which is not yet operational. Our corporate headquarters are located at 1516 E Tropicana Ave, Suite 155, Las Vegas, Nevada 89119.

The Company will be an Internet-based company that breaks down a task that a company wants completed into a smaller set of tasks that we can complete using our work platform. The goal of the Company is to utilize the proven business models, where users do small tasks for which computers lack aptitude for small amounts of money. Our strategy will utilize many of the same ideas, yet will capitalize on three key features: Content Moderation Services, Data Services, and Digital Transcription Services.

Although we were only recently incorporated and have not yet commenced business operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's unsteady financial climate. There can be no assurance that we will be successful in our attempt to sell any of the shares being offered hereunder; however, we believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to meet this demand.

Currently, we are not a fully reporting company, and there is no public trading market for our Common Stock and no such market may ever develop, which may limit the Company’s ability to raise funds through equity financings or to use its shares as consideration.  However, management believes that the Company will be able to meet all requirements to be quoted on the OTC Bulletin Board including being current in all required filings with the Securities and Exchange Commission ("SEC") following the declared effectiveness of this Offering. Further, even though the Company’s Common Stock will likely be considered a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater opportunity to provide liquidity to our shareholders.

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Further, our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development and maintenance of websites. Nevertheless, Mr. Kim has several years of management experience and intends to devote a significant amount of time and effort to the Company.  He is in charge of overseeing all development strategies, supervising any and all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform and the establishment of our future sales team.

To this end, we intend to retain a qualified website developer on a contract basis to build the website platform that we envision.  Although, we do not have any verbal or written agreements regarding the retention of any qualified website developer, we have been in contact with several graphic design companies and website developers in order to estimate the expected costs of our website launch.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon equity financing to supplement cash flows, if any, generated by our products and services. We will seek out such financings as necessary to allow the Company to continue to grow our business operations and to cover such costs, excluding professional fees, associated with being a reporting Company with the SEC, although we will not be a fully reporting company.  We estimate such costs to be approximately $40,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable investments from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $40,000, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company.

Given that this is a best efforts offering in which there is no assurance that we will be able to sell any securities, there is no guarantee that our company will be able to raise sufficient capital from this offering to market, grow, and meet our capital requirements for the year using the proceeds. If our best efforts offering is successful, though there is no guarantee in the success of our selling efforts, we believe we may generate sufficient funds from the offering to provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering.

If we raise $40,000 or less through our best efforts Offering, we will have to seek out additional capital from alternate sources to execute our business plan. This amount will allow us to cover our offering expenses and to develop and launch our website. Currently the Company does not have any outstanding financial obligations. We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us. Failure to raise additional financing will cause us to go out of business.

As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs.  Our potential to generate revenue can be affected by the strength of our proposed website platform, our marketing and advertising strategies, the number of employees and consultants we will retain, and several other factors. These factors are directly related to the amount of proceeds we receive from this Offering, as the greater amount of proceeds we receive, the greater amount of capital we can use towards our business operations (see “Use of Proceeds” chart).

Neither the Company, Mr. Kim, nor any other affiliated or unaffiliated entity of the Company or Company promoters has any plans to use the Company as a vehicle for a private company to become a reporting company once Kismet, Inc. becomes a reporting company, though not a fully reporting company. Additionally, we do not believe that the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended, because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For a further discussion of our Company, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

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As an emerging growth company, we are entitled to the following exemptions from, and modifications of, the disclosure, accounting, auditing and other requirements that would otherwise apply.

Reduced Financial Statement and MD&A Disclosure: Emerging growth companies are required to provide only two years of audited financial statements (instead of three) plus unaudited interim financial statements. If an emerging growth company is required to include separate financial statements for an acquired business, the maximum time period for which such separate financial statements must be provided is also two eyars, regardless of the significance of the acquisition under Regulation S-X. In addition, an emerging growth company need not present selected financial data in the Form S-1 or other registration statements or Exchange Act reports for any period prior to the earliest audited period present in its registration statement. Similarly, MD&A must cover only the fiscal period presented in the required financial statements. Over time, a third year of audited financial statements (and corresponding MD&A) and up to five years of selected financial data will be required in other registration statements and Exchange Act reports filed by the emerging growth company.

Delayed Application of New Accounting Standards: Emerging growth companies are not subject to any accounting standards that are adopted or revised on or after April 5, 2012, unless and until these standards are required to be applied to non-public companies (companies that are not subject to the reporting requirements of the Exchange Act and have not filed a pending registration statement under the Securities Act), although emerging growth companies may elect to be subject to such accounting standards at the time they become applicable to public companies. This election must be made on an “all or nothing” basis and is irrevocable.

Exemption from New PCAOB Audit Requirements: Emerging growth companies are exept from any future mandatory audit firm rotation requirement and any rules requiring that auditors supplement their audit reports with additional information about the audit or financial statements of the company (a so-called auditor discussion and analysis) that the PCAOB might adopt. Any other new auditing standards adopted by the PCAOB will not apply to audits of emerging growth companies unless the SEC determines that application of the new rules to audits of emerging growth companies is necessary or appropriate in the public interdt, after considering the protection of investors and whether the action will promote efficiency, competition, and capital formation.

Reduced Executive Compensation Disclosures: An emerging growth company is allowed to provide the “scaled” executive compensation disclosures previously available only to smaller reporting companies. As a result, an emerging growth company need not provide CD&A; compensation information is required only for three named executive officers (including the CEO) ; only three of the seven compensation tables otherwise required must be provided; the Summary Compensation Table is only required to cover two years (as opposed to three): and narrative disclosure of compensation policies and practices as they relate to risk management is not required.

Expansion of Permitted Investor Communications: Emerging growth companies and their agents have more freedom to communicate with potential investors that are “qualified institutional buyers” (as defined by Rule 144A) or institutions that are “accredited investors” (as defined by Regulation D), both before and after the filing of a registration statement or other securities offering (including during the quiet period).

Confidential Submission of Registration Statements: An emerging growth company is permitted to submit a draft Form S-1 (and amendments to the Form S-1) to the SEC for confidential review instead of filing it publicly. A Form S-1 that is confidentially submitted must be substantially complete, including all required financial statements, signed audit reports covering the audited financial statements presented in the Form S-1, and exhibits, but need not be signed by the company or its directors or principal officers, include consents from auditors or other experts, or be accompanied by the registration fee. Required signatures, consents, and the registration fee are provided upon the first public filing. The SEC review process for a confidential submission is generally the same as for a public filing. Confidential submissions are exempt from Freedom of Information Act requests, but the initial submission and all amendments must be filed publicly no later than twenty-one days before the road show commences (or twenty-one days before effective of the Form S-1, if there is no road show). This twenty-one day period is intended to give the market sufficient time to digest the Form S-1 before marketing of the offering commences.

Relaxation of Research Analyst Restrictions: Research analysts have greater ability to communicate with investors and with the management of an emerging growth company in connection with the company registration statement. Research analysts are permitted to attend meetings with the company’s management at which other broker-dealer personnel, including investment bankers participating in the registration statement, are present, and are also able to attend investor meetings arranged by investment bankers. In addition, brokers-dealers, including underwriters participating in the registration statement, may public research reports and make public appearances regarding the company both prior to and after the filing of a registration statement for an offering of common equity securities, during any prescribed post-offering blackout period, and during any blackout period prior to or after the expiration, termination, or waiver of an lockup period. However, most major investment banks remain constrained by the global settlement.

Exemption from Internal Controls Audit Attestation: Emerging growth companies are exempt from the requirement under section 404(b) of the Sarbanes-Oxley Act that an independent registered public accounting firm audit and report on the effectiveness of a company’s internal control over financial reporting (ICFR). However, emerging growth companies are not exempt from the requirement to maintain an effective system of ICFR and to provide an annual management report on the ICFR and a quarterly ICFR certification from the CEO and CFO.

Exemption from Say-on-Pay, Say-on-Frequency, and Say-on-Parachute Requirements: Emerging growth companies are exempt from the requirements mandated by the Dodd-Frank Act that companies seek stockholder approval of an advisory vote on their executive compensation arrangements, including golden parachute compensation.

Exemption from Additional Compensation Disclosures: Emerging growth companies are exempt from the Dodd-Frank Act requirements, which remain subject to SEC rulemaking, to include disclosures about the relationship between executive compensation and financial performance and the ratio between CEO compensation and median employee compensation.

In general, an issuer that has a public float of less than $75 million qualifies as a smaller reporting company and, as a result, may avail itself of the scaled executive compensation provisions of Item 402. Under Item 10(f)(2)(iii), however, "once an issuer fails to qualify for smaller reporting company status, it will remain unqualified unless . . . its public float . . . was less than $50 million as of the last business day of its second fiscal quarter." As a result, unless the Commission or its staff issues rules or guidance to the contrary, Section 102(c) of the JOBS Act will not enable an existing issuer as of the time that the JOBS Act was enacted (i.e., that went public after December 8, 2011 and before the JOBS Act was signed into law) that is an Emerging Growth Company, but that has previously failed to qualify as a smaller reporting company, to take advantage of the scaled executive compensation disclosure provisions.

The scaled disclosure requirements available to smaller reporting companies overlap with those available to emerging growth companies, but the provisions are not identical. The scaled disclosure requirements for smaller reporting companies may be available to us if and when we cease being an emerging growth company. In many cases, the disclosure requirements applicable to smaller reporting companies are less burdensome than those applicable to emerging growth companies, with a few notable exceptions, such as exemptions from the requirement to provide an auditor attestation report under Section 404(b) of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), and exemptions from certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) relating to executive compensation.

The exhibit filing requirement for all material contracts not made in the ordinary course of business, as well as the requirement that all issuers submit financial information in XBRL format for periodic reports and other public filings.

the requirement in Exchange Act Section 14A(a) to conduct shareholder advisory votes on executive compensation and on the frequency of such votes;

the requirement in Exchange Act Section 14A(b) to provide disclosure about and conduct shareholder advisory votes on golden parachute compensation;

the requirement in Section 953(b) of the Dodd-Frank Act to provide disclosure of the ratio of the median annual total compensation of all employees of the issuer to the annual total compensation of the chief executive officer (when adopted);

the requirement in Exchange Act Section 14(i) to provide disclosure of the relationship between executive compensation and issuer financial performance (when adopted);

in the case of a new or revised financial accounting standard that has different compliance dates for public and private companies, the requirement to comply with any such financial accounting standard until the date that a private company is required to comply; and any rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer (auditor discussion and analysis).

While Section 102(c) of the JOBS Act permits an emerging growth company to comply with the smaller reporting company version of Item 402 of Regulation S-K, Section 102(c) does not permit an emerging growth company to comply with the smaller reporting company provisions of Item 303 of Regulation S-K. Instead, Section 102(c) permits an emerging growth company, in its MD&A, to discuss only those audited periods presented in its audited financial statements. Therefore, if in the registration statement for its initial public offering of common equity securities, an emerging growth company’s audited financial statements cover only two years, as permitted by Section 7(a) of the Securities Act, then the company can limit its MD&A discussion to those two years.

Unless it is a smaller reporting company, an emerging growth company is required to present three years of financial statements in its registration statement on Form 10 or Form 20-F. Section 7(a)(2)(A) of the Securities Act, which permits two years of financial statements, applies only to the registration statement for the initial public offering of common equity securities.

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SUMMARY OF THIS OFFERING

The Issuer	Kismet, Inc.

Securities being offered	Up to 4,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.05

No Revocation	You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement. Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. There can be no assurance that we will be successful in our attempt to sell any of the shares being offered

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934, though not a fully-reporting company.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Ju Hyuk Kim.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $20,000.00.

Net Proceeds to the Company	The Company is offering 4,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $200,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds	We will use the proceeds to pay administrative and professional expenses and implement our business development and growth strategies.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt to implement its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell only 10% of the offered shares, the proceeds would be just enough to cover our anticipated offering expenses of approximately $20,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with a limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed website platform and future products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company including information required pursuant to Regulation S-K, information required in a registration statement on Form 10, and certain financial information. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are subject to additional reporting and disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and 4) a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144.

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Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At March 31, 2013 we had cash on hand of $4,075 and accumulated a deficit of $2,425. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment. A minimum of $40,000 in capital will be needed to conduct operations in accordance with our business plan for a period of one year. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and although this is a best efforts offering in which there is no assurance we will be able to sell any securities, we hope to raise sufficient capital from this Offering to market and grow our Company. Our requirements for the year are not expected to exceed the maximum net proceeds that may be obtained from the offering if we are successful in selling all of the securities offered.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Ju Hyuk Kim currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Kim are inconsistent with the best interests of other stockholders.

Mr. Kim, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, would own 55.55% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Kim will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Kim may still differ from the interests of the other stockholders.

There is substantial doubt about our ability to continue as a going concern.

At March 31, 2013, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $2,425 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our future website platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

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You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of the effectiveness of our Registration Statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our Registration Statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 2,000 or more persons or 500 or more persons who are not accredited investors and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of South Korea and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in South Korea or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

It may not be possible for investors to effect service of process outside South Korea upon our directors named in the report that are residents of South Korea or to enforce judgments obtained against us or these persons in foreign courts predicated upon the liability provisions of foreign countries, including the civil liability provisions of the federal securities laws of the United States. Moreover, it is unlikely that a court in South Korea would award damages on the same basis as a foreign court if an action were brought in South Korea or that an South Korean court would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with South Korean practice.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform, and the establishment of our future sales team. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Kim and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of him time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Kim, has other outside business activities and as such, he is not devoting all of him time to the Company, which could cause our business to fail.  Mr. Kim currently works 20 to 30 hours per week for Hyundai Electronics in the engineering industry as a Project Manager.  The Company believes that Mr. Kim’s current position with Hyundai Electronics does not and will not create a direct or indirect conflict of interest with the goals of the Company.  Mr. Kim is committed to devote approximately 30 to 40 hours per week to our operations.  Our operations may be sporadic and occur at times when Mr. Kim is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our sole officer and director, Mr. Ju Hyuk Kim, has no experience managing a public company which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws.  Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

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The microwork website industry has experienced rapid growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The microwork industry has grown rapidly as merchants and consumers have increasingly used the internet marketplace to find work solutions. Further, the microwork website industry is relatively new and with the success of companies like Amazon, has seen a flood of new participants seeking to enter this space. Accordingly, given the limited history, it is difficult to predict whether this market will continue to grow or whether it can be maintained. If work providers and work seekers determine that they no longer believe in the value of our proposed online microwork marketplace, we could see a substantial negative effect upon the market. Our success will depend on our ability to adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed.

If we fail to acquire clients to utilize our online microwork marketplace, our business will be significantly harmed.

We must acquire microwork providers to provide us with projects and microwork seekers in order to generate revenue and achieve profitability. We cannot assure you that any revenue that we may generate will ultimately exceed the costs involved with acquiring new projects. If our clients do not perceive our website to be of high value and quality, we may not be able to acquire or retain our clients.

We believe that many of our new clients will originate from word-of-mouth and non-paid referrals from existing clients, and therefore we must ensure that our existing clients remain satisfied and loyal to our Company in order to continue receiving those referrals. Once we establish a client base, if our efforts to satisfy our established clients are not successful, we may not be able to acquire new clients in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new clients. A decline in the number of clients or client satisfaction would have an adverse effect on our business, financial condition and results of operations.

Our business model may limit our ability to generate significant revenues and to operate profitably, which could cause the Company to cease all operations.

Our business model may not be sufficiently designed to withstand competition from larger, more established microwork companies because, compared to our competitors, we will offer our staff a larger percentage of revenue generated from our business.  However, we hope to set our Company apart from our competition and acquire a large client base by supporting our social mission to connect women and youth living in poverty with dignified work via the Internet.  Within our business model, our outsourcing will benefit disadvantaged people in areas of severely low employment. It brings the type of digital work traditionally performed by outsourcing providers to people living in rural areas or slums. We will bring jobs to those who may not have access to secondary or tertiary education, as well as highly-educated people who live in communities with extremely high unemployment.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience growth in demand for our future microwork postings once we are able to launch our proposed website platform. We expect our number of employees, users and merchants to increase significantly once we launch our platform, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various merchants, subscribers, and website developers. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce, including the e-commerce marketplace that we intend to create through our website. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing or future laws governing such issues will affect the Internet, e-commerce or our business.  Failure to comply with these laws and regulations could result in substantial fines or suspension of our operations, which would substantially harm our business and financial results.

New tax treatment of companies engaged in Internet commerce may adversely affect the use of our proposed website and harm our business operations.

Due to the global nature of the Internet, it is possible that various states might attempt to regulate our transactions or levy sales, income or other taxes relating to our activities. Tax authorities at the federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in Internet commerce. New or revised federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and, in particular, sales taxes and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Failure to comply with existing federal and state privacy laws and regulations, or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention on the capture and use of location-based information relating to users of smartphones and other mobile devices. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future products. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business.

The success of our business will depend on our ability to develop a website platform capable of sustaining rapid growth and development; any significant disruption in service on our website or applications could result in a loss of users.

Users will access our projects through our proposed website. Our reputation and ability to acquire, retain and serve our users will be dependent upon the reliable performance of our website and applications and the underlying network infrastructure. As our user base and the amount of information shared on our website and applications begin to grow, we will need an increasing amount of network capacity and computing power. We intend to employ an information technology team to handle the traffic to our website and applications. The operation of these systems will be expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic to our website and applications grows more quickly than anticipated, we may be required to incur significant additional costs for the repair or maintenance of our infrastructure and the hiring of additional technical personnel. Interruptions in our systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or performance of our website and applications, prevent our subscribers from accessing our website or applications and as a result, significantly harm our business.

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Our Company will rely entirely on online commerce to conduct secure sales transactions over the Internet. Outdated technologies, security breaches to our systems, or problems with our Internet infrastructure could cause interruptions to our business, impact our reputation with clients and harm our operating results.

Our Company will rely entirely on online commerce to offer our proposed projects.  Online commerce is rapidly evolving and a fundamental aspect of our business will be our ability to keep up with these changes.  If we fail to respond to technological changes or to adequately maintain, upgrade or develop our proposed website platform and the systems used to process payment for projects that have been completed, we will not be able to keep up with the rapid growth of online commerce and our business could fail.  Further, a fundamental requirement for online commerce is the secure transmission of confidential information over public networks.  Our proposed website platform will store and transmit users’ information, some of which may be private, and security breaches or glitches in our Internet infrastructure could expose us to a risk of loss of this information and result in potential liability and litigation. Like all websites, our website is vulnerable to computer viruses, technical failures, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security, malfunctions in our Internet infrastructure, a complete shutdown of our proposed website, or the loss or unauthorized disclosure of confidential information, our intended merchants or subscribers may lose trust and confidence in us.  Any one of these factors could harm our business, prospects, financial condition and results of operations.

Our business may be subject to seasonal sales fluctuations which could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business may be subject to some degree of sales seasonality. As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of projects. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using a variety of methods, including credit cards and debit cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time, raise our operating costs and lower our profitability. We will rely on third parties to provide payment processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

In order to resolve any disputes that may arise between two contracting parties as to whether service was successfully completed, we will be implementing dispute resolution policies and procedures. These policies will include a process for the service provider to submit a request for review by an independent panel consisting of officers of the Company that will review, arbitrate and mediate any dispute. We recognize and understand that there may be disputes and disagreements between parties and we will do our best to resolve them. But, in the event there is no resolution, each party bears the risk of non-performance or non-payment.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

• services by the Company or its competitors;

• additions or departures of key personnel;

• the Company’s ability to execute its business plan;

• operating results that fall below expectations;

• industry developments;

• economic and other external factors; and

• period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange or quotation system. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

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As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional clients, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some clients. The FINRA requirements make it more difficult for broker/dealers to recommend that their clients buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required in our second annual report as a reporting company to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2013. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

As a smaller reporting company, we will not be required to make the effectiveness evaluations of our internal controls over financial reports until the date of our second annual report, additionally, we will not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting for so long as we remain a smaller reporting company.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established clients” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

15

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $200,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
800,000 shares (20%)	$40,000			$20,000	Website Hosting	$1,000
					Website Developers	$9,000
		SEC Filings	$1,000		Website Security	$-0-
		Transfer Agent	$5,000		Marketing Materials	$-0-
					Sales Representatives	$-0-
		Legal & Accounting	$14,000
					- Admin/Professional Fees(2)	$10,000
		TOTAL	$20,000		TOTAL	$20,000
2,000,000 shares (50%)	$100,000			$80,000	Website Hosting	$1,000
					Website Developers	$18,000
		SEC Filings	$1,000		Website Security	$1,000
		Transfer Agent	$5,000		Marketing Materials	$30,000
					Sales Representatives	$20,000
		Legal & Accounting	$14,000
					- Admin/Professional Fees(2)	$10,000
		TOTAL	$20,000		TOTAL	$80,000
3,000,000 shares (75%)	$150,000			$130,000	Website Hosting	$1,000
					Website Developers	$18,000
		SEC Filings	$1,000		Website Security	$1,000
		Transfer Agent	$5,000		Marketing Materials	$50,000
					Sales Representatives	$50,000
		Legal & Accounting	$14,000
					- Admin/Professional Fees(2)	$10,000
		TOTAL	$20,000		TOTAL	$130,000
4,000,000 shares (100%)	$200,000			$180,000	Website Hosting	$11,000
					Website Developers	$38,000
		SEC Filings	$1,000		Website Security	$1,000
		Transfer Agent	$5,000		Marketing Materials	$60,000
					Sales Representatives	$60,000
		Legal & Accounting	$14,000
					- Admin/Professional Fees(2)	$10,000
		TOTAL	$20,000		TOTAL	$180,000

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(1) Offering expenses have been rounded to $20,000

(2) General Working Capital may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general and miscellaneous operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

(3) Through our initial research, we have found quotes between $9,000 and $40,000 for the full development of our proposed website platform.

If 100% of the offered shares are sold we will receive the maximum proceeds of $180,000, after repaying Mr. Kim for funds advanced to pay our offering expenses.  We intend to allocate $38,000 to the development of our proposed website platform and the continued maintenance of our platform through the first twelve months. We intend to employ two full time sales representatives within our first year of operations and will budget $30,000 per employee. We plan to hire a marketing firm during the fourth month following this Offering to launch a marketing campaign lasting eight months. For this marketing campaign, we will budget $60,000. Further, we will use $10,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $130,000, after repaying offering expenses. We will still allocate $18,000 to the development of our proposed website platform and the continued maintenance of our platform through the first twelve months. We intend to employ two full time sales representatives within our first year of operations, at a salary of $25,000 per employee. We plan to hire a marketing firm during the fourth month following this Offering, and launch a marketing campaign lasting eight months. For this marketing we will budget $50,000. $10,000 of our net proceeds will be allocated as working capital for administrative and professional fees.

If 50% of the offered shares are sold we will receive $80,000, after repaying offering expenses.  In this instance, we still plan to allocate $18,000 to the development of our proposed website platform and the continued maintenance of our platform. If only 50% of the offered shares are sold, we intend to employ only one full time sales representative within our first year of operations, at a salary of $20,000. We will hire a marketing firm during the fourth month following this Offering, to initiate a marketing campaign for just four months and will budget $30,000 for this marketing campaign.  $10,000 of our net proceeds will be allocated towards working capital for administrative and professional fees.

If 20% of the offered shares are sold we will receive $20,000, after repaying offering expenses.   In this instance, we will allocate $9,000 to the development of our proposed website platform, which may not be sufficient to complete development. In this instance, we will have to seek out additional capital from alternate sources to execute our plan of operations. If such funds are not available our business will likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Kim for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

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PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 4,000,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Ju Hyuk Kim will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Kim is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kim will not be compensated in connection with him participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kim is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Kim will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kim has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii). The safe-harbor limitations will not affect Mr. Kim’s potential future capital raising efforts as Mr. Kim is not subject to any statutory disqualifications.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company does not intend to offer securities via the prospectus prior to the date of effectiveness. As per Section 5(c) of the Securities Act of 1933, the Company shall not directly or indirectly, to make use of any means or instruments of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy through the use or medium of any prospectus or otherwise any security, unless a registration statement has been filed as to such security, or while the registration statement is the subject of a refusal order or stop order or (prior to the effective date of the registration statement) any public proceeding or examination under section 77h of this title.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

• contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

• contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

• contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

• contains a toll-free telephone number for inquiries on disciplinary actions;

• defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

• contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

• bid and offer quotations for the penny stock;

• details of the compensation of the broker-dealer and its salesperson in the transaction;

• the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

• monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.  receive, review and execute and deliver a Subscription Agreement; and

2.  deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

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DILUTION

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

TERMS OF SALE OF SECURITIES

We are offering a maximum of 4,000,000 of our common stock. In the event that 4,000,000 shares are not sold within 180 days, it is mandatory under Exchange Act Rules 15c2-4 and 10b-9 that all money received by us will be promptly returned to you without interest or deduction of any kind. We do intend to deposit the funds in an escrow account.

Securities will be considered sold when subscription payment is received by Mr. Ju Hyuk Kim, and the subscription agreement is accepted on behalf of Kismet, Inc. Payment to purchase securities will be accepted in the form of cash or bank drafts and/or check in conjunction with the Share Subscription Agreement which must be fully executed. Furthermore, all payments by bank draft and/or check must be deposited in the company bank account and the funds clear before a security is considered sold. Payments are to be issued in the name of Kismet, Inc. The Company (Kismet, Inc.) has not included any exhibits for the underlying documents that govern the conditions on which the proceeds will be held.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered.

Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

	20%	50%	75%	100%
Total assets before offering	$ 1,403	$ 1,403	$ 1,403	$ 1,403
Total liabilities before offering	1,000	1,000	1,000	1,000
Book value before offering	403	403	403	403
Proceeds from offering	20,000	80,000	130,000	180,000
Total book value after offering	20,403	80,403	130,403	180,403

Shares outstanding before offering	5,000,000	5,000,000	5,000,000	5,000,000
Shares sold during offering	800,000	2,000,000	3,000,000	4,000,000
Shares outstanding after offering	5,800,000	7,000,000	8,000,000	9,000,000

Book value per share after offering	$ 0.00352	$ 0.01149	$ 0.01630	$ 0.02004
Offering Price	$ 0.05000	$ 0.05000	$ 0.05000	$ 0.05000
Dilution per share	$ (0.04648)	$ (0.03851)	$ (0.03370)	$ (0.02996)

We intend to sell 4,000,000 shares of our Common Stock at a price of $0.05 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	5,000,000	55.55%	$5,000(1)	2.44%	$0.001
Purchasers of Shares	4,000,000	44.45%	$200,000	97.56%	$0.05
Total	9,000,000	100%	$205,000	100%

(1) Pursuant to the Organizational Minutes of the Company, the Company issued 5,000,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Ju Hyuk Kim, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2013. Totals may vary due to rounding.

If 100% of the offered shares are sold we will receive the maximum proceeds of $180,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $130,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $80,000 after offering expenses have been deducted.  If we sell 10% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

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DESCRIPTION OF PROPERTY

Our office is located at 1516 E Tropicana Ave, Suite 155, Las Vegas, Nevada. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is unassigned.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our Company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KISMET, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Kismet, Inc. (“Kismet” or the “Company”) was incorporated in the State of Nevada on February 4, 2013. Our company plans to become an e-commerce marketplace that connects companies that need work done with people who want to work and get paid through our website located at www.kismetcrowd.com, which is not yet operational. Our corporate headquarters are located at 1516 E Tropicana Ave, Suite 155, Las Vegas, Nevada 89119.

The Company plans to be an Internet-based company that breaks down a task that a company wants completed into a smaller set of tasks that we can complete using our work platform. The goal of the Company is to utilize the proven business models of companies such as Amazon Mechanical Turk, where users do small tasks for which computers lack aptitude for small amounts of money. We believe that the growth of Amazon’s Mechanical Turks has proven that there is a large market for “microwork” website companies. Our strategy will utilize many of the same ideas, yet will capitalize on three key features: Content Moderation Services, Data Services, and Digital Transcription Services.

Content Moderation Services helps companies to protect their brand with proactive and reactive content moderation services to minimize inappropriate content or comments. This is accomplished by understanding customer issues and gain insight into customer sentiment with human review and categorization of every case. We then look to build a reputable community by offering peer-to-peer community support that is proactively moderated by people, not software, to ensure that everyone gets a response and that all content is high-value. If up-to-date data as a core part of our client’s business, our Data Services will micro-work to provide high-quality data. Our data services help enterprises keep data clean and current with continuous online research and verification. If our clients wish to make their information available to the public or publish it for research and analysis, the first step is scanning and transcribing each of your files. In order to get their files Web-ready, each file can be transcribed, cleaned up and tagged so it is easy to find via search engines with our Digital Transcription Services.

Our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development and maintenance of websites. Nevertheless, Mr. Kim has several years of management experience and intends to devote a significant amount of time and effort to the Company.  He is in charge of overseeing all development strategies, supervising any and all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform and the establishment of our future sales team.

To this end, we intend to retain a qualified website developer on a contract basis to build the website platform that we envision.  Although, we do not have any verbal or written agreements regarding the retention of any qualified website developer, we have been in contact with several graphic design companies and website developers in order to estimate the expected costs of our website launch.

Current Operations

Since inception, our operations have consisted of the incorporation of our Company in the State of Nevada, the organization of our business and the design of our business model.  We have conducted Internet research of the online microwork industry to determine whether our business plan can become a viable and profitable business as we move forward.

We have written a business plan, and we are looking to enlist the services of a design firm to design our Company logo and initial mock-ups of our proposed website. The full scope of the products we intend to offer is mapped out in our “Products and Services” section below.

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Industry Overview and Market Opportunity

Our Company will attempt to gain market share in the microwork e-commerce industry. As the Internet continues to change the way that people shop for jobs, we believe there is enormous potential for developing an internet-based marketplace for microwork solutions.  With trailblazers in the microwork industry such as the e-commerce giant Amazon, the business model for a microwork website has already proven to be a huge success.

We plan to secure contracts for digital services from large U.S. and European companies, where our sales team sources large-scale data projects from clients, divide the work into small tasks – “microwork” – and send it to centers in developing regions, where agents complete it using a web-based interface. Much of the work involves data – phone number on websites, for example – that can be easily verified online by people with little training who are in remote locations. In the short term, employees earn a living wage (typically $100 to $300 a month), but they also gain skills that can help them in the long term. Customers, by using microwork centers instead of large vendors, can get jobs done for less cost.

There are a number of leading players in the space. Digital Divide Data, for example, is a non-profit that began operations in Cambodia in 2001 and then expanded to Laos and Kenya. The for-profit company DesiCrew, which grew out of work done at the Indian Institute of Technology Madras, targets opportunities in India. So do the for profits B2R Technologies, which focuses on India’s northern hill country, and RuralShores, which hopes to establish 500 centers across India and connect them virtually so that they can execute increasingly larger projects for clients.

All these organizations strive to improve the lives of disadvantaged workers. But Kismet plans to stand out for its ability to address the significant challenges that impact sourcing faces. For one, people at the bottom of the pyramid don’t necessarily have the skills or experience to perform knowledge work. Few have held jobs in traditional offices, and lack technology expertise. Though potential customers may like the idea of impact sourcing, most still make purchasing decisions on the basis of price, not social impact. Building a microwork business requires significant capital investment in an IT platform that can coordinate the work.

Kismet plans to enable technology builders to farm out massive volumes of small data processing tasks, including transcriptions, image labelling, categorization, and informational research tasks. The body of computers doing this work would be human workers scattered across the world. Kismet’s services would put these tasks in an online marketplace at a price set by the client; there, thousands of people at their computers all over the world would connect to Kismet to pick out and perform these tasks. Like ‘cloud computing’ services more generally, Kismet offers immediate, on-demand provisioning of computational power.

The Company plans to assemble cognitive agents in service of clients and their computer systems. The agents work on their tasks in batches; which will be disseminated through our web platform. The infrastructural work of making people’s labours accessible as computer-invokable resources does the ideological work in emphasizing crowdsourcing as a tool for technological innovation, rather than a new form of factory organization.

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Plan of Operations, Growth Strategy and Anticipated Milestones

Our current operations consists of the design of our business model.  We have conducted Internet research of the online microwork industry to determine whether our business plan can become a viable and profitable business as we move forward. We have written a business plan, and we are looking to enlist the services of a design firm to design our Company logo and initial mock-ups of our proposed website.

Until the Offering is complete, we plan to continue to research and develop our business model so that when we are able to raise funds from the sale of our securities, we will be ready to proceed with our plan of operations.  After the completion of this Offering, if the maximum amount of funds is generated, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  Our business operations will be divided into the following core functions to address the needs of our merchants and subscribers.

Website Development.  The first step in realizing our business model is the design and development of our intended website platform. We will need to contract a website developer to build a custom website, as well as an in-depth back-end to our website that will allow our Company to store and view details about every user and microwork project, easily upload new projects, track payment and much more. Our intended website platform will be developed based off of the initial design mockups that we will develop with the help of a designer.  The website developer that we intend to engage will also integrate an e-commerce platform into our website to process credit cards.  The client will pay the micro-workers directly for their services, meaning our business model does not involve any licensing requirements under federal or state laws, such as, but not limited to, state escrow or money transmitter laws. Our website will be hosted by a website hosting company that will host our website and applications, as well as our back-end development and analytical platform.  The Company has not yet secured website hosting to host our website, however, we do not foresee any problems in obtaining hosting prior to the launch of our intended website.

It is not certain that you will generate revenue, but if we establish a consistent revenue flow, we plan to devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. We will employ an information technology team that will focus on the design and development of new website features, maintenance of our website and development and maintenance of our internal operational systems. Eventually, we would also like our technicians to develop advanced technology to improve the experience we offer to users and to increase the efficiency of our business operations.

Sales Representatives.  The sales representatives that we intend to hire will help identify client leads and manage project scheduling to maximize project quality. We envision that our standard contractual arrangements will grant us the exclusive right to feature certain projects for a client for a limited time period and provide us with the discretion as to whether or not to offer the project during such period. In scheduling projects, sales representatives will review the projects in our client pool and determine which projects to offer to our users based on the qualifications of the user. As of the date of this filing, we have not yet retained any sales representatives. We plan to hire our first sales representatives during the building of our website platform.

Customer Service.    Our future customer service department will be run by our President, Ju Hyuk Kim, and will be accessible to clients, agents and the general public via telephone during normal business hours, five days a week, or via e-mail 24 hours a day, seven days a week. As of the date of this filing, we have not yet retained any customer service representatives, other than our President. We will hire additional customer service representatives, as needed, as our Company grows.

Marketing. After the beta testing of our website is complete, we plan to hire a professional marketing firm full-time to advertise our brand. Once we have initiated our marketing plan, we believe that a substantial portion of our clients and agents will be acquired through word-of-mouth. Our brand awareness will be an ongoing process as we try to establish our Company and grow to new markets.

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Growth Strategy

The core functions of our Company will ultimately work together to produce the key elements of our growth strategy. We feel that the key elements to our growth will be:

• Grow our user base.

• Grow the number of microwork projects we feature.

• Increase the number and variety of our projects.

• Expand our business through strategic acquisitions and partnerships.

Significant Milestones

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our Company.  All expected dates that are proposed within the following milestone descriptions assume that we have received a Notice of Effectiveness from the SEC and have completed this Offering.

▪ Website Development – Target time frame:  0 to 2 months from the completion of this Offering. We intend to hire a website developer to rework our initial mockups of our website. Once we have approved the layout of our website, our website developer will begin work on creating our public-facing and back-end website platforms and integrating an e-commerce platform into our website.  We have not secured a website developer as of the date of this filing, but we have been quoted approximately $9,000 - $38,000 for the development of our proposed website.  If 100%, 75%, or 50% of the offered shares are sold under this Offering, we will allocate $18,000 to the development of our website.  If only 20% of the offered shares are sold, we will allocate only $9,000 to its development.

▪ Hire a Sales Representative(s) – Target time frame:  1 to 3 months from the completion of this Offering. We plan to hire our first sales representative before we launch our website. We will utilize our sales representative to solicit to local businesses for microwork projects that will be used when our website is launched.  If 100% or 75% of the offered shares are sold under this Offering, we intend to employ two full-time sales representatives within our first year of operations at a base salary of $25,000 for each employee.  If 50% of the offered shares are sold, we intend to hire only one full-time sales representative for our first year of operations at a base salary of $20,000.  If 20% of the offered shares are sold, we will not hire a sales representative.

▪ Launch Website – Target time frame: 3 to 4 months from the completion of this Offering. The first month following the launch of our website will provide us with the beta testing of our website needed to work out any bugs that may be apparent in the coding of our website or payment platform.  The costs associated with launching our website are included in the website development fees of approximately $9,000 - $38,000, depending upon the number of shares sold under this Offering (please refer to the Website Development milestone above).

▪ Hire Marketing Firm – Target time frame: 4 to 5 months from the completion of this Offering. After the beta testing of our website is finished, we will hire a marketing firm full-time to develop an advertising campaign for our products in some major cities.  If 100% or 75% of the offered shares are sold under this Offering, we will budget $60,000 and $50,000 for a marketing firm to market our products for a period of approximately eight months. We believe that eight months will be a sufficient amount of time to build Kismet into a trusted and recognizable brand.  If 50% of the offered shares are sold under this Offering, we will budget $30,000 for the marketing of our products for four months. If 20% of the offered shares are sold, we will not be able to hire a marketing firm.

▪ Grow to 1,000 clients projects completed– Target time frame: 7 to 8 months from the completion of this Offering. Growing to a project completion number to 1,000 would be a very significant milestone in our growth process. We believe that with the help of the professional marketing firm we intend to engage, this goal can be achieved after 3 to 4 months of heavy marketing.

▪ Seek Strategic Acquisitions and Partnerships – Target time frame: 13 to 16 months from the completion of this Offering.  If we are able to generate significant revenue, maintain steady business operations, and significantly increase the number of our sales representatives and employees, we will seek strategic acquisitions and partnerships with small companies throughout the United States that have a similar business model as we do.  We believe that the benefit of these acquisitions and partnerships would be to provide us with localized management and access to agents and clients that we might not otherwise reach.

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Marketing and Distribution Strategy

We plan to grow our user base through marketing initiatives and by word-of-mouth advertising.  After we have beta tested our website, we plan to employ a marketing firm full-time to initiate an advertising campaign for our website. We hope to employ all forms of marketing during the campaign and to develop innovative ways to market our Company. Offline marketing tools may include traditional television, billboard or radio advertisements.  Online marketing may consist of search engine optimization, display advertisements, referral programs and affiliate marketing.

Kismet Website.    Visitors to our website will be prompted to register as a subscriber when they first visit our website. We believe that the simplicity of the registration process and the immediate access to our list of microworks projects will grow our user base significantly, and thereafter users will use our website as a portal for viewing our projects.

E-mail.  The daily e-mails to our subscribers will contain one featured project with a description of the project being offered and a link to our website where the user can learn more about the project and sign up directly.  As our Company grows, our daily e-mails will include links to other available projects from our website so that users can view all of the current projects offered.

Social Networks.    We intend to advertise our projects through several social networks including Facebook, Google and more.  Due to the ever-increasing popularity of social networks, we feel that advertising via social networks will significantly increase our daily reach to current and potential user base and raise awareness of our brand name.

Applications for Smartphones and Tablets.    We intend to develop downloadable applications for smartphones and tablets from which agents will be able to access our projects.  Our applications will be engineered to be compatible with iPhone, Android, Blackberry and Windows mobile operating systems.

Competition

Due to the success of companies such as Digital Divide Data and Desi Crew, a number of competing microwork websites have emerged attempting to replicate the same or similar business model. These competitors offer substantially the same or similar projects as those that we intend to offer, yet on a larger and more widespread scale. We will also compete with emerging companies, just like us, that are focused on special client categories or markets.

Many of our current and potential competitors have longer operating histories, greater name recognition, significantly greater financial, technical, marketing and other resources, and larger subscriber and merchant bases than we do.   As a result, these competitors may engage in more extensive research and development efforts, undertake farther-reaching marketing campaigns, and adopt more aggressive pricing policies than us. These factors may allow our competitors to generate greater revenues with fewer costs, respond more quickly to new or emerging trends and changes in subscriber requirements, or achieve greater market acceptance of their products than we can.

Government Regulations

Our website, applications and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, libel, data protection, consumer protection, intellectual property, advertising, taxation, and e-commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws governing those areas apply to the Internet and to our Company, as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.  Nonetheless, laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online.  Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Non-compliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to subscribers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

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Intellectual Property

As of the date of this filing, we have no copyrights, trademarks, service marks, trade secrets, trade dress, or patents pending in regard to our Company, business models, technologies, products or services.

We intend to protect our future intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We hope to control access to our proprietary technology by entering into confidentiality agreements with our future employees, consultants or any third parties we may engage.

Employees and Consultants

As of the date of this filing, the Company has no full-time employees. We currently rely on our sole officer and director, Ju Hyuk Kim, to manage all aspects of our business. Mr. Kim devotes approximately 30-40 hours per week to our Company. We intend to increase the number of our employees and consultants to meet our needs as the Company grows.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF KISMET, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1A.

RESULTS OF OPERATIONS

Revenues

For the period from February 4, 2013 (date of inception) to March 31, 2013, the Company did not earn any revenues.

Operating Expenses

For the period from February 4, 2013 (date of inception) to March 31, 2013

For the period from February 4, 2013 (date of inception) to March 31, 2013, the Company incurred $2,425 of operating expenses comprised of $0 in professional fees for accounting, audit, and legal services relating to the Company’s S-1 registration process, $0 for management fees to the President and Director of the Company, and $2,425 of general and administrative costs relating to general operating costs incurred by the Company.

As at March 31, 2013, the Company had a deficit accumulated during the development stage of $2,425.

For the three months ended September 30, 2013 and for the period from February 4, 2013 (date of inception) to September 30, 2013

For the three months ended September 30, 2013, and for the period from February 4, 2013 (date of inception) to September 30, 2013, the Company incurred $500 and $2,172 of operating expenses, respectively.

For the three months ended September 30, 2013, the expenses were comprised of $500 inprofessional fees for accounting services, $0 for website development expenses, $0 for management fees to the President and Director of the Company.

For the period from February 4, 2013 (date of inception) to September 30, 2013, the expenses were comprised of $2,046 in legal and accounting fees, $126 in general and adminitrative expenses, $0 for website development expenses, $0 for management fees to the President and Director of the Company.

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Our ability to generate future revenues and become profitable will depend on a number of factors including, among several others, the structure of our proposed business model, our ability to acquire clients and users, and the technological strength of our proposed website platform.  Within our proposed business model, we intend to offer 90% of our revenues to the user. This business model may limit our ability to generate substantial revenues to cover our operating expenses and may prevent our Company from operating profitably.  Additionally, our revenues and profits will be affected by the number of clients and agents that will use our proposed website as well as the technological strength and adaptability of our proposed website platform.  If we are unable to acquire a large agent and client base or develop and maintain a strong website platform, our business will fail.  Further, there are several factors which are beyond our control that will affect our future revenues and profits including general economic conditions, competition, and market acceptance of our future website platform. Due to the foregoing factors, we cannot predict with any degree of certainty when we will begin to generate revenues or become profitable.  However, as described above under the section entitled “Significant Milestones,” our target time frame to begin to generate revenues is three to four months from the completion of this Offering.

LIQUIDITY AND CAPITAL RESOURCES

March 31, 2013

As at March 31, 2013, the Company had a cash balance of $4,075 and total liabilities of $1,500.

As at September 30, 2013, the Company had a cash balance of $1,403 and total liabilities of $1,000.

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from the issuance of equity. If we require additional funding, we will seek such funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

Our director will need to personally finance the company or pursue investments from family and friends. Based on our current cash on hand we may be delayed or be forced to cease operations in 2-3 months. If we do not raise a minimum of $40,000 we may not be able to successfully carry out our plan of operations, and any investor may lose their entire investment. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.

The funds which the Company is using to cover our expenses and to develop and launch our website were raised from the President. During the period between February 4, 2013 and March 31, 2013, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for a value of $5,000 to Ju Hyuk Kim, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

Cashflows from Operating Activities

For the Period from February 4, 2013 (date of inception) to March 31, 2013

During the period from February 4, 2013 (date of inception) to March 31, 2013, the Company used cash of $925 for operating activities which were financed by proceeds received from financing activities. The cash for operating activities were used for payment of outstanding professional fees and incorporation costs relating to the start-up of the Company and the costs incurred for the S-1 registration process.

For the Six Months Ended September 30, 2013

For the six months ended September 30, 2013, the Company has used cash of $2,672 for operating activities.

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Cashflows from Investing Activities

During the period from February 4, 2013 (date of inception) to March 31, 2013, and for the six months ended September 30, 2013, the Company did not engage in any investing activities.

Cashflows from Financing Activities

For the Period from February 4, 2013 (date of inception) to March 31, 2013

During the period between February 4, 2013 and March 31, 2013, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for a value of $5,000 to Ju Hyuk Kim, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

Period from February 4, 2013 (date of inception) to March 31, 2013

During the period between February 4, 2013 and March 31, 2013, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for a value of $5,000 to Ju Hyuk Kim, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

For the Six Months Ended September 30, 2013 and for the Period from February 4, 2013 (date of inception) to September 30, 2013

For the six months ended September 30, 2013, the Company did not engage in any financing activities.

For the period from February 4, 2013 (date of inception) to September 30, 2013, the Company raised $5,000 from the sale of 5,000,000 shares of its common stock to its President, Ju Hyuk Kim.

As at September 30, 2013, the Company has a going concern assumption as the Company has only earned no revenue, has no certainty of earning revenues in the future, has an accumulated deficit of $4,597.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. A minimum of $40,000 in capital will be needed to conduct operations in accordance with our business plan for a period of one year. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and although this is a best efforts offering in which there is no assurance we will be able to sell any securities, we hope to raise sufficient capital from this Offering to market and grow our Company. Our requirements for the year are not expected to exceed the maximum net proceeds that may be obtained from the offering if we are successful in selling all of the securities offered. With the currently available capital resources, the Company will be able to operate for two to three months, until the Registration Statement is effective.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

Although we were only recently incorporated and have not yet commenced operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon David Aronson, CPA, P.A. Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer.  Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Kim, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Ju Hyuk Kim	32	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

JU HYUK KIM.  Mr. Kim currently works 20 to 30 hours per week for Hyundai Electronics in the engineering industry as a Project Manager since 2011.  The Company believes that Mr. Kim’s current position with Hyundai Electronics does not and will not create a direct or indirect conflict of interest with the goals of the Company.  Prior to his current position, Mr. Kim worked as a Building Manager for five years at SK Dormitories in Seoul. Mr. Kim is committed to devote approximately 30 to 40 hours per week to our operations.  Our operations may be sporadic and occur at times when Mr. Kim is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business. Mr. Kim was appointed as sole officer and director of the Company due to him prior management and business experience.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the fiscal year ended March 31, 2013 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Ju Hyuk Kim	Chairman, CEO and President	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:  There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

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Director Independence

Our board of directors is currently composed of one member, Ju Hyuk Kim, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Ju Hyuk Kim, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Kim collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Kim unless the communication is clearly frivolous.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  March 31, 2013, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 31, 2013, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Ju Hyuk Kim 1005 Joongangshiheung Hites Villa Apt 10, Unit 102 Seoul, South Korea	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 10, 2013, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Ju Hyuk Kim as founders’ shares for $5,000. As a result, Mr. Kim owns 100% of the issued and outstanding common shares of the Company.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A) any of our director(s) or executive officer(s);

(B) any nominee for election as one of our directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus has been passed upon for us by legal counsel of Dean Law Corp.

EXPERTS

David A. Aronson, CPA, P.A., our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. David A. Aronson, CPA, P.A. has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director’s duty of loyalty to the Company or its stockholders;

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

• under Nevada General Corporation Law for the unlawful payment of dividends; or

• for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

34

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the peiord ended March 31, 2013 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Ju Hyuk Kim, our President and Chief Executive Officer.

35

Kismet, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

Report of Independent Registered Public Accounting Firm

36

Balance Sheet For the Period Ended March 31, 2013

37

Statement of Operations For the Period Ended March 31, 2013

38

Statement of Stockholders’ Equity For the Period Ended March 31, 2013

39

Statement of Cash Flows For the Period Ended March 31, 2013

40

Notes to the Financial Statements For the Period Ended March 31, 2013

41

Balance Sheet For the Period Ended September 30, 2013 and March 31, 2013

42

Statement of Operations For the Period Ended September 30, 2013 and March 31, 2013

43

Statement of Stockholders’ Equity For the Period Ended September 30, 2013 and March 31, 2013

44

Statement of Cash Flows For the Period Ended September 30, 2013 and March 31, 2013

45

Notes to the Financial Statements For the Period Ended September 30, 2013 and March 31, 2013

46

36

Kismet, Inc.

(A Development Stage Company)

Notes to Financial Statement

March 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors

Kismet, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Kismet, Inc., (A Development Stage Company) as of March 31, 2013, and the related statements of operations, stockholder's deficit and cash flows for the period from inception (February 4, 2013) to March 31, 2013.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kismet, Inc. (A Development Stage Company) as of March 31, 2013, and results of its operations and its cash flow for the period from inception (February 4, 2013) to March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.

David A. Aronson, CPA. P.A.

North Miami Beach, Florida

April 24, 2013

37

Kismet, Inc.
(A Development Stage Company)
Balance Sheet
March 31, 2013

ASSETS

Current Assets:
Cash	$ 4,075
Total current assets	4,075

$ 4,075

LIABILITIES AND STOCKHOLDER'S DEFICIT

Liabilities
Accounts payable and accrued expenses	$ 1,500
Total current liabilities	1,500

Commitments

Stockholder's Deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000
Deficit accumulated during development stage	(2,425)
2,575

$ 4,075

38

Kismet, Inc.
(A Development Stage Company)
Statements of Operations
For the Period From February 4, 2013 (Inception) to March 31, 2013

From February 4, 2013 (Inception) to March 31, 2013

Revenue, net	$ 0
Cost of goods sold	0
Gross income	0

Expenses:
General and administrative expenses	2,425

Net loss	$ (2,425)

Loss per common share - Basic and
fully diluted	$ (0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	5,000,000

39

Kismet, Inc.
(A Development Stage Company)
Statement of Stockholder's Deficit
For the Period from February 4, 2013 (Inception) to March 31, 2013

			Accumulated Deficit During Development Stage	Total Stockholder's Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at
at $0.001 per share	5,000,000	5,000	0	5,000
Net loss	0	0	(2,425)	(2,425)
Balance - March 31, 2013	5,000,000	$ 5,000	$ (2,425)	$ 2,575

40

Kismet, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Period From February 4, 2013 (Inception) to March 31, 2013

From February 4, 2013 (Inception) to March 31, 2013

Cash flows from operating activities:
Net loss	$ (2,425)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts payable and accrued expenses	1,500
Net cash used by operating activities	(925)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash	4,075
Cash at beginning of period	0
Cash at end of period	$ 4,075

Supplemental cash flow information:
Cash paid during the period for:
Interest	$ 0
Income taxes	$ 0

41

(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
Kismet, Inc. ("Kismet" or the "Company") was incorporated on February 4, 2013, under the laws of the State of Nevada. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”. Kismet is an e-commerce market place that connects companies that need work done with people who want to work and get paid through an online website.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue will be presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting". The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at March 31, 2013.

42

Kismet, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 2013

43

Kismet, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of March 31, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements
There are no recent accounting pronouncements that apply to the Company.

Note 2. STOCKHOLDER'S DEFICIT

In February 2013, the Company issued 5,000,000 shares of common stock at $0.001 per share.

Note 3. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	15%
Effect of operating losses	(15)%
0%

As of March 31, 2013, the Company has a net operating loss carryforward of approximately $2,400. This loss will be available to offset future taxable income. If not used, this carryforward will expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at March 31, 2013.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

44

Kismet, Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2013

Note 4. BASIS OF REPORTING (continued)

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from February 4, 2013 (inception) to March 31, 2013, the Company incurred a net loss of approximately $2,400. In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern. To meet its cash needs, management expects to raise capital through a private placement offering. In the event that this funding does not materialize or is insufficient we will seek such funds from friends, family, and business associates; however, we have not received any firm commitments or indications of interest from our friends, family members, or business associates regarding potential investments in our Company. We cannot predict when, or if, such funding will become available to the Company. Failure to raise additional financing will make it impossible for the Company to continue operating as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SUBSEQUENT EVENTS

In accordance with ASC 855, management has evaluated the subsequent events through the date of issuance of the financial statements. Based upon this evaluation, there are no subsequent events that require disclosure.

45

Kismet, Inc.
(A Development Stage Company)
Condensed Balance Sheet
September 30, 2013 and March 31, 2013
(Unaudited)

ASSETS

	September 30, 2013	March 31, 2013
Current Assets:
Cash	$ 1,403	$ 4,075

	$ 1,403	$ 4,075

LIABILITIES AND STOCKHOLDER'S DEFICIT

Liabilities
Accounts payable and accrued expenses	$ 1,000	1,500
Total current liabilities	1,000	1,500

Stockholder's Deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized,
5,000,000 shares issued and outstanding	5,000	5,000
Deficit accumulated during development stage	(4,597)	(2,425)
	403	2,575
	1,403	4,075

46

Kismet Inc.

(A Development Stage Company)

Condensed Statement of Operations

September 30, 2013 and March 31, 213

(Unaudited)

	For the Period From February 4, 2013 (Inception) to September 30, 2013
		For the Three Months Ended September 30,	For the Six Months Ended September 30,

		2013	2013

Revenues, net	$ 0	$ 0	$ 0
Cost of goods sold	0	0	0
Gross income	0	0	0

Expenses:
General and administrative expenses	4,597	500	2,172
	4,597	500	2,172

Net loss before other income and expenses	(4,597)	(500)	(2,172)

Other income and (expenses)
Interest expense	-	-	-
Provision for income taxes	-	-	-
	-	-	-

Net loss	$ (4,597)	$ (500)	$ (2,172)

Basic and diluted loss per share	$ (0.00)	$ (0.00)	$ (0.00)

Basic and diluted weighted average number
of shares outstanding	5,000,000	5,000,000	5,000,000

47

Kismet, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from February 4, 2013 (Inception) to September 30, 2013
(Unaudited)
			Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at	-	$ -	$ -	$ -	$ -
at $0.001 per share	5,000,000	5,000	-	-	5,000
Net loss	-	-	-	(2,425)	(2,425)
Balance - March 31, 2013	5,000,000	5,000	-	(2,425)	2,575

Net loss	-	-	-	(2,172)	(2,172)
Balance - September 30, 2013	5,000,000	$ 5,000	$ -	$ (4,597)	$ 403

48

Kismet, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Six Months Ended September 30, 2013 and for the Period
From February 4, 2013 (Inception) to September 30, 2013 (Unaudited)

	For the Period From February 4, 2013 (Inception) to September 30, 2013	For the Six Months Ended September 30, 2013

Cash flows from operating activities:
Net loss	$ (4,597)	$ (2,672)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts payable and accrued expenses	1,000	500
Net cash used by operating activities	(3,597)	(2,172)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000	0
Net cash provided by financing activities	5,000	0

Net increase/(decrease) in cash	1,403	(2,672)
Cash at beginning of period	-	4,075
Cash at end of period	$ 1,403	$ 1,403

Supplemental cash flow information:
Cash paid during the period for:
Interest	$ 0	$ 0
Income taxes	$ 0	$ 0

49

Kismet, Inc.

(A Development Stage Company)

Notes to Condensed Unaudited Financial Statement

September 30, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Kismet, Inc. ("Kismet" or the "Company") was incorporated on February 4, 2013, under the laws of the State of Nevada.  The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities”.  Kismet is an e-commerce market place that connects companies that need work done with people who want to work and get paid through an online website.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenue will be recognized at the time the product is delivered or services are performed.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting".  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at September 30, 2013.

50

Kismet, Inc.

(A Development Stage Company)

Notes to Condensed Unaudited Financial Statement

September 30, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at September 30, 2013

51

Kismet, Inc.

(A Development Stage Company)

Notes to Condensed Unaudited Financial Statement

September 30, 2013

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of September 30, 2013. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Recent Pronouncements

There are no recent accounting pronouncements that apply to the Company.

Note 2.  STOCKHOLDER'S DEFICIT

In February 2013, the Company issued 5,000,000 shares of common stock at $0.001 per share.

Note 3.  INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at federal statutory rate: 15%

Effect of operating losses (15)%

0%

As of March 31, 2013, the Company has a net operating loss carryforward of approximately $4,600.00.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2033. The deferred tax asset relating to the operating loss carryforward has been fully reserved at September 30, 2013.

Note 4.  BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

52

Kismet, Inc.

(A Development Stage Company)

Notes to Condensed Unaudited Financial Statement

September 30, 2013

Note 4.  BASIS OF REPORTING (continued)

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from February 4, 2013 (inception) to March 31, 2013, the Company incurred a net loss of approximately $4,600.  In addition, the Company has no significant assets or revenue generating operations.

The Company currently does not have sufficient cash to sustain itself for the next 12 months, and will require additional funding in order to execute its plan of operations and to continue as a going concern.  To meet its cash needs, management expects to raise capital through a private placement offering.  In the event that this funding does not materialize or is insufficient we will seek such funds from friends, family, and business associates; however, we have not received any firm commitments or indications of interest from our friends, family members, or business associates regarding potential investments in our Company. We cannot predict when, or if, such funding will become available to the Company. Failure to raise additional financing will make it impossible for the Company to continue operating as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. Subsequent Events

In Accordance with ASC 855, management has evaluated the subsequent events through the date of issuance of the financial statements. Based upon this evaluation, there are no subsequent events that require disclosure.

53

PROSPECTUS

KISMET, INC.

1516 E Tropicana Ave, Suite 155

Las Vegas, NV 89119

(702) 922-7113

4,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_______, 2013

54

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee		$27.28
Audit Fees and Expenses		$9,000.00
Legal Fees and Expenses		$5,000.00
Transfer Agent and Registrar Fees and Expenses		$5,000.00
SEC Filings		$972.72
Miscellaneous Expenses	$
Total		$20,000*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c. a transaction from which the director derived an improper personal profit; and

d. willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

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The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

During the period between February 4, 2013 and March 31, 2013, the Company issued 5,000,000 shares of common stock at a price of $0.001 per share for a value of $5,000 to Ju Hyuk Kim, its President. The Company relied on Section 4(2) of the Securities Act for this issuance.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Kismet, Inc.
3.2	Bylaws of Kismet, Inc.
23.1	Auditor Consent of David Aronson CPA P.A.
5.1	Legal Consent of Dean Law Corp

4.1	Subscription Agreement of Kismet Inc.

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ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) Include any additional or changed material information on the plan of distribution.

2.  To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.  For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on January 29, 2014.

KISMET, INC.

By: /s/ Ju Hyuk Kim
Ju Hyuk Kim

President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Ju Hyuk Kim
Ju Hyuk Kim

President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

DATE

January 29, 2014

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